Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to Item #15, the additional answers are as follows:

Item 15 - Additional Sub-custodians:


     Scotiabank & Trust (Cayman) Limited, Grand Cayman,
	Cayman Islands
     Deutsche Bank AG, Paris, France
     Deutsche Bank AG, Seoul, Republic of Korea
     Deutsche Bank AG, Amsterdam, Netherlands
     Citibank Pty. Limited, Melbourne, Australia
     Citibank, N.A., San Juan, Puerto Rico
     United Overseas Bank Limited, Singapore, Singapore
     Necdor Bank Limited, Braamfontein, South Africa
     Barclays Bank of Uganda Limited, Kampala, Uganda
     HVB Bank Serbia and Montenegro a.d., Belgrade, Serbia


Type of Custody:  Foreign Custodian Rule 17f-5